The Law Office of James G. Dodrill II, P.A.
                            3360 NW 53rd Circle
                           Boca Raton, FL  33496
                            (561) 862-0529 tel.
                            (561) 862-0927 fax



October 15, 2002


Board of Directors
Greenhold Group, Inc.
1995 E. Oakland Park Boulevard, Suite 350
Fort Lauderdale, FL 33306

RE:	Registration Statement on Form S-8

Gentlemen:

	You have requested this firm's opinion as to whether or not the 2,000,000 shares of common stock ($0.001 par value) to be issued to various individuals solely for services, when issued, will be legally issued and fully paid and non-assessable securities of the Company. In connection with these agreements, we have examined the Form of the Registration Statement to be filed by the Company in connection with such shares on Form S-8; the Articles of Incorporation of the Company, as amended and the By-Laws of the Company currently in effect. In addition, we have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company and have made such other investigations as we deemed necessary or appropriate under the circumstances. In connection with rendering this opinion, we have reviewed such statutes and regulations as we have deemed relevant and necessary. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified or photostat copies, and the authenticity of the original of such copies. We have further assumed that the recipients of the shares of common stock under this agreement will have paid the consideration required under the terms of such agreement or agreements prior to the issuance of such shares.

	Based upon the foregoing, and in reliance thereon, it is our opinion that, subject to the limitations set forth herein, the agreements made with individuals for the issuance of 2,000,000 shares of common stock to be issued, will, upon receipt of full payment, issuance and delivery in accordance with the terms of the agreements covered by such Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.


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BOARD OF DIRECTORS
GREENHOLD GROUP, INC.
RE:  REGISTRATION STATEMENT ON FORM S-8
PAGE 2
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	This opinion is expressly limited in scope to the shares
enumerated herein, which are to be expressly covered by the Registration Statement and does not cover subsequent issuances of shares to be made in the future pursuant to such agreement, if any, pertaining to services to be performed in the future. Such transactions are required to be included in either a new registration statement or a post effective amendment to the Registration Statement including updated opinions concerning the validity of issuance of such shares.

	This opinion is limited to the laws of the State of Florida. We express no opinion with respect to the laws of any other jurisdiction. In addition, we hereby consent to you filing this opinion with the Securities and Exchange Commission as an exhibit to the above- referenced Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with you with respect to any matter which comes to my attention hereafter.



                                   Very truly yours,
                                   THE LAW OFFICE OF JAMES G. DODRILL II, PA




                                   /s/ Jim Dodrill, President




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